Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 21, 2021 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2021 financial results
•NextEra Energy delivers strong financial and operational results
•FPL's continued investments in the business to further advance its customer value proposition result in residential bills well below the national average and best-ever service reliability
•NextEra Energy Resources has excellent quarter of origination, adding approximately 1,750 megawatts of contracted renewables and storage to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2021 first-quarter net income attributable to NextEra Energy on a GAAP basis of $1,666 million, or $0.84 per share, compared to $421 million, or $0.21 per share, for the first quarter of 2020. On an adjusted basis, NextEra Energy's 2021 first-quarter earnings were $1,330 million, or $0.67 per share, compared to $1,170 million, or $0.59 per share, in the first quarter of 2020. All share-based data has been adjusted to reflect NextEra Energy's Oct. 26, 2020, four-for-one stock split.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; gain on disposal of a business; differential membership interests-related; and change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Effective Jan. 1, 2021, Gulf Power legally merged into Florida Power & Light Company. Gulf Power will continue as a separate reporting segment of Florida Power & Light and NextEra Energy through 2021, serving its existing customers under separate retail rates. "FPL" refers to Florida Power & Light, excluding Gulf Power, unless otherwise noted or when using the term "combined."

"NextEra Energy delivered strong first-quarter results and remains well-positioned to meet our 2021 and longer-term growth prospects," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by nearly 14% year-over-year, reflecting successful performance across all of the businesses. FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for our customers. With the addition of 300 megawatts of cost-effective solar projects built under the SolarTogether program, FPL now owns and operates approximately 2,640 megawatts of solar on its combined system, which is more than any other utility in the country. NextEra Energy Resources' adjusted earnings grew 13% year-over-year, and it had another strong quarter of renewables origination, with its backlog increasing by approximately 1,750 megawatts since the release of fourth-quarter and full-year 2020 financial results in January. After a strong start to the year, we remain as enthusiastic as ever about our long-term growth prospects, and we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2021, 2022 and 2023, while at the same time maintaining our strong credit ratings and, most importantly, continuing to reliably deliver for our customers. We remain intensely focused on execution and believe NextEra Energy remains uniquely positioned to drive long-term shareholder value."

FPL
FPL reported first-quarter 2021 net income of $720 million, or $0.37 per share, compared to $642 million, or $0.33 per share, for the prior-year quarter. FPL, including Gulf Power, now serves more than 5.6 million customer accounts supporting more than 11 million residents across Florida and is the largest rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.4 billion for the first quarter of 2021 and full year capital investments are expected to be between $6.6 billion and $6.8 billion. Regulatory capital employed increased by approximately 10.8% over the same quarter last year. During the first quarter of 2021, FPL's average number of customers increased by approximately 71,400 from the prior-year comparable quarter.

FPL's smart capital investments, including the 409-megawatt (MW) Manatee Energy Storage Center, which will be the world's largest integrated solar-powered battery system, and highly efficient 1,200-MW Dania Beach Clean Energy Center, are on schedule and on budget. During the first quarter, FPL also successfully placed in service approximately 300 MW of additional cost-effective solar projects built under its SolarTogether program, which remains the largest community solar program in the nation. FPL's advanced development initiatives continue to progress well, with nearly 70 new installations of electric vehicle (EV) charging ports as part of its goal to deploy more than 1,000 charging ports in more than 100 locations across the combined FPL service area from 2019-2022.

Earlier this month, an updated Ten Year Site Plan was filed with the Florida Public Service Commission (PSC), reflecting the expectation that FPL and Gulf Power will begin to operate as an integrated electric system in 2022. The Ten Year Site Plan projects that zero-emission sources will provide nearly 40% of all energy produced across the combined FPL system in 2030, largely as a result of FPL's continued rapid expansion of solar energy through the execution of its "30-by-30" plan and success in its coal phase-out strategy.

In March, Florida Power & Light filed a comprehensive four-year request with the Florida PSC for new base rates that would be phased in, beginning in 2022. The proposal includes four adjustments to base revenue requirements that would be phased in during the four-year period, 2022-2025, providing customers continued, longer-term cost certainty. Consistent with the initial estimate in January, the plan includes an adjustment to base annual revenue requirements of approximately $1.1 billion, starting in January 2022; a subsequent year adjustment to base annual revenue requirements of approximately $607 million, starting in 2023; and a request for a Solar Base Rate Adjustment (SoBRA) mechanism to recover up to a total of 1,788 MW of cost-effective solar projects in 2024 and 2025. With the proposed base rate adjustments and current projections for fuel and other costs, FPL's typical residential bill is expected to grow at an average annual rate of about 3.4% from January 2021 through the end of 2025, which is expected to result in its typical residential bill being approximately 20% below the projected national average and more than 20% lower than its typical bills 15 years ago when adjusted for inflation.

Gulf Power
Gulf Power reported first-quarter 2021 net income of $57 million, or $0.03 per share, compared to $40 million, or $0.02 per share, for the prior-year quarter.

During the first quarter, Gulf Power continued to execute on smart capital investments for the benefit of customers. Gulf Power's capital expenditures were approximately $170 million for the first quarter of 2021 and full-year capital investments are expected to be between $800 million and $900 million. All of Gulf Power's major capital investments, including the North Florida Resiliency Connection that is expected to be in-service in mid-2022, continue to progress well. As a result of these ongoing investments, regulatory capital employed increased by approximately 16% year-over-year.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a first-quarter 2021 contribution to net income attributable to NextEra Energy on a GAAP basis of $491 million, or $0.25 per share, compared to $318 million, or $0.16 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2021 were $598 million, or $0.30 per share, compared to $529 million, or $0.27 per share, for the first quarter of 2020.

NextEra Energy Resources had another strong period of origination during the first quarter, adding approximately 1,750 MW to its renewables backlog. Since the fourth-quarter and full-year 2020 financial results call in January, NextEra Energy Resources added roughly 503 MW of new solar projects, including 190 MW of solar that will be paired with approximately 100 MW of four-hour battery storage capacity, and 916 MW of new wind projects to its backlog. In addition, NextEra Energy Resources' backlog increased by its share of NextEra Energy Partners' planned acquisition of 391 MW of operating wind projects announced previously. NextEra Energy Resources' backlog of signed contracts now totals approximately 15,250 MW.

During the first quarter, NextEra Energy Transmission furthered its efforts to build America's leading competitive transmission company with the closing of its previously announced acquisition of GridLiance. GridLiance owns approximately 700 miles of high-voltage transmission lines and related equipment with utility rates set by the Federal Energy Regulatory Commission. NextEra Energy Transmission now operates in 10 states and six regional transmission organizations.

Corporate and Other
In the first quarter of 2021 on a GAAP basis, Corporate and Other earnings increased $0.49 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings per share for the first quarter of 2021 were flat compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2021, NextEra Energy expects adjusted earnings per share to be in the range of $2.40 to $2.54. For 2022 and 2023, NextEra Energy expects to grow 6% to 8% off the expected 2021 adjusted earnings per share. For 2022 and 2023, this translates to an adjusted earnings per share range of $2.55 to $2.75 and $2.77 to $2.97, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions;

and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter 2021 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter 2021 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc. NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, and serves more than 5.6 million customer accounts, supporting more than 11 million residents across Florida with clean, reliable and affordable electricity. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2021 list of "World's Most Admired Companies" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, including the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2020 and other SEC filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,623	$347	$781	$(25)	$3,726
Operating Expenses
Fuel, purchased power and interchange	643	130	164	(31)	906
Other operations and maintenance	335	50	552	52	989
Depreciation and amortization	270	69	390	20	749
Taxes other than income taxes and other – net	332	27	66	2	427
Total operating expenses – net	1,580	276	1,172	43	3,071
Gains (losses) on disposal of businesses/assets – net	—	—	18	(4)	14
Operating Income (Loss)	1,043	71	(373)	(72)	669
Other Income (Deductions)
Interest expense	(148)	(7)	58	518	421
Equity in earnings (losses) of equity method investees	—	—	440	—	440
Allowance for equity funds used during construction	19	8	2	—	29
Interest income	—	—	17	2	19
Gains on disposal of investments and other property – net	—	—	29	—	29
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	58	—	58
Other net periodic benefit income	—	—	—	64	64
Other – net	—	(1)	23	(3)	19
Total other income (deductions) – net	(129)	—	627	581	1,079
Income (Loss) before Income Taxes	914	71	254	509	1,748
Income Tax Expense (Benefit)	194	14	(69)	111	250
Net Income (Loss)	720	57	323	398	1,498
Net Loss Attributable to Noncontrolling Interests	—	—	168	—	168
Net Income (Loss) Attributable to NextEra Energy, Inc.	$720	$57	$491	$398	$1,666
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$720	$57	$491	$398	$1,666
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	94	(595)	(501)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(60)	—	(60)
Differential membership interests-related	—	—	30	—	30
NEP investment gains – net	—	—	67	—	67
Less related income tax expense (benefit)	—	—	(24)	152	128
Adjusted Earnings (Loss)	$720	$57	$598	$(45)	$1,330
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.37	$0.03	$0.25	$0.19	$0.84
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.05	(0.30)	(0.25)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.03)	—	(0.03)
Differential membership interests-related	—	—	0.02	—	0.02
NEP investment gains – net	—	—	0.03	—	0.03
Less related income tax expense (benefit)	—	—	(0.02)	0.08	0.06
Adjusted Earnings (Loss) Per Share	$0.37	$0.03	$0.30	$(0.03)	$0.67
Weighted-average shares outstanding (assuming dilution)					1,973

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$76	$0.03	$(443)	$(0.22)	$(367)	$(0.19)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(43)	$(0.02)	$—	$—	$(43)	$(0.02)
	Differential membership interests-related	$23	$0.01	$—	$—	$23	$0.01
	NEP investment gains – net	$51	$0.03	$—	$—	$51	$0.03

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,540	$328	$1,773	$(28)	$4,613
Operating Expenses
Fuel, purchased power and interchange	586	111	155	(31)	821
Other operations and maintenance	317	63	408	42	830
Depreciation and amortization	402	68	360	18	848
Taxes other than income taxes and other – net	320	28	57	1	406
Total operating expenses – net	1,625	270	980	30	2,905
Gains (losses) on disposal of businesses/assets – net	—	—	274	(1)	273
Operating Income (Loss)	915	58	1,067	(59)	1,981
Other Income (Deductions)
Interest expense	(152)	(15)	(343)	(801)	(1,311)
Equity in earnings (losses) of equity method investees	—	—	(390)	—	(390)
Allowance for equity funds used during construction	16	5	1	—	22
Interest income	1	1	8	3	13
Gains on disposal of investments and other property – net	—	—	24	—	24
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	(328)	—	(328)
Other net periodic benefit income	—	—	—	52	52
Other – net	(1)	1	10	—	10
Total other income (deductions) – net	(136)	(8)	(1,018)	(746)	(1,908)
Income (Loss) before Income Taxes	779	50	49	(805)	73
Income Tax Expense (Benefit)	137	10	(156)	(226)	(235)
Net Income (Loss)	642	40	205	(579)	308
Net Loss Attributable to Noncontrolling Interests	—	—	113	—	113
Net Income (Loss) Attributable to NextEra Energy, Inc.	$642	$40	$318	$(579)	$421
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$642	$40	$318	$(579)	$421
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	252	722	974
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	321	—	321
Differential membership interests-related	—	—	34	—	34
NEP investment gains – net	—	—	48	—	48
Gain on disposal of a business	—	—	(256)	—	(256)
Less related income tax expense (benefit)	—	—	(188)	(184)	(372)
Adjusted Earnings (Loss)	$642	$40	$529	$(41)	$1,170
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.33	$0.02	$0.16	$(0.30)	$0.21
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.13	0.37	0.50
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	0.17	—	0.17
Differential membership interests-related	—	—	0.02	—	0.02
NEP investment gains – net	—	—	0.02	—	0.02
Gain on disposal of a business	—	—	(0.13)	—	(0.13)
Less related income tax expense (benefit)	—	—	(0.10)	(0.10)	(0.20)
Adjusted Earnings (Loss) Per Share	$0.33	$0.02	$0.27	$(0.03)	$0.59
Weighted-average shares outstanding (assuming dilution)					1,967

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$179	$0.09	$538	$0.27	$717	$0.36
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$229	$0.12	$—	$—	$229	$0.12
	Differential membership interests-related	$25	$0.01	$—	$—	$25	$0.01
	NEP investment gains – net	$36	$0.02	$—	$—	$36	$0.02
	Gain on disposal of a business	$(258)	$(0.13)	$—	$—	$(258)	$(0.13)

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
March 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$40	$5	$840	$577	$1,462
Customer receivables, net of allowances	916	126	1,606	—	2,648
Other receivables	322	49	378	(111)	638
Materials, supplies and fossil fuel inventory	798	116	690	—	1,604
Regulatory assets	267	133	1	(2)	399
Derivatives	2	—	492	2	496
Other	144	51	808	(13)	990
Total current assets	2,489	480	4,815	453	8,237
Other assets:
Property, plant and equipment – net	49,882	5,036	39,306	80	94,304
Special use funds	5,517	—	2,493	—	8,010
Investment in equity method investees	—	—	6,049	—	6,049
Prepaid benefit costs	1,578	—	3	171	1,752
Regulatory assets	2,392	1,025	191	168	3,776
Derivatives	—	—	1,520	98	1,618
Goodwill	301	—	1,853	2,699	4,853
Other	549	191	3,088	14	3,842
Total other assets	60,219	6,252	54,503	3,230	124,204
TOTAL ASSETS	$62,708	$6,732	$59,318	$3,683	$132,441
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$501	$117	$—	$1,390	$2,008
Other short-term debt	—	200	58	500	758
Current portion of long-term debt	54	300	242	3,241	3,837
Accounts payable	886	133	3,454	(73)	4,400
Customer deposits	430	38	13	—	481
Accrued interest and taxes	449	34	94	149	726
Derivatives	8	—	408	21	437
Accrued construction-related expenditures	432	29	591	—	1,052
Regulatory liabilities	212	11	1	8	232
Other	480	190	847	335	1,852
Total current liabilities	3,452	1,052	5,708	5,571	15,783
Other liabilities and deferred credits:
Long-term debt	15,806	1,260	4,651	24,348	46,065
Asset retirement obligations	1,801	93	1,008	—	2,902
Deferred income taxes	5,911	740	2,934	(1,329)	8,256
Regulatory liabilities	9,885	546	138	—	10,569
Derivatives	—	—	388	207	595
Other	393	149	1,649	350	2,541
Total other liabilities and deferred credits	33,796	2,788	10,768	23,576	70,928
TOTAL LIABILITIES	37,248	3,840	16,476	29,147	86,711
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	—	—	(1,353)	20
Additional paid-in capital	13,753	2,572	14,353	(19,495)	11,183
Retained earnings	10,334	320	20,164	(4,545)	26,273
Accumulated other comprehensive loss	—	—	(27)	(71)	(98)
Total common shareholders' equity	25,460	2,892	34,490	(25,464)	37,378
Noncontrolling interests	—	—	8,352	—	8,352
TOTAL EQUITY	25,460	2,892	42,842	(25,464)	45,730
TOTAL LIABILITIES AND EQUITY	$62,708	$6,732	$59,318	$3,683	$132,441

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$20	$5	$567	$513	$1,105
Customer receivables, net of allowances	991	150	1,122	—	2,263
Other receivables	362	61	418	(130)	711
Materials, supplies and fossil fuel inventory	777	122	653	—	1,552
Regulatory assets	235	144	1	(3)	377
Derivatives	3	—	565	2	570
Other	126	53	627	(2)	804
Total current assets	2,514	535	3,953	380	7,382
Other assets:
Property, plant and equipment – net	48,933	4,946	37,842	82	91,803
Special use funds	5,347	—	2,432	—	7,779
Investment in equity method investees	—	—	5,713	15	5,728
Prepaid benefit costs	1,554	—	2	151	1,707
Regulatory assets	2,396	1,030	120	166	3,712
Derivatives	—	—	1,593	54	1,647
Goodwill	301	—	1,254	2,699	4,254
Other	565	214	2,724	169	3,672
Total other assets	59,096	6,190	51,680	3,336	120,302
TOTAL ASSETS	$61,610	$6,725	$55,633	$3,716	$127,684
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,526	$25	$—	$—	$1,551
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	54	300	239	3,545	4,138
Accounts payable	730	162	3,791	(68)	4,615
Customer deposits	430	37	7	—	474
Accrued interest and taxes	279	21	127	92	519
Derivatives	2	—	290	19	311
Accrued construction-related expenditures	385	38	568	—	991
Regulatory liabilities	206	18	14	7	245
Other	612	335	897	412	2,256
Total current liabilities	4,224	1,136	5,991	4,207	15,558
Other liabilities and deferred credits:
Long-term debt	15,622	1,260	4,408	20,654	41,944
Asset retirement obligations	1,783	87	1,186	1	3,057
Deferred income taxes	5,790	729	2,819	(1,318)	8,020
Regulatory liabilities	10,052	548	135	—	10,735
Derivatives	1	—	494	704	1,199
Other	398	165	1,321	358	2,242
Total other liabilities and deferred credits	33,646	2,789	10,363	20,399	67,197
TOTAL LIABILITIES	37,870	3,925	16,354	24,606	82,755
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	12,753	1,860	11,209	(14,600)	11,222
Retained earnings	9,614	263	19,673	(4,187)	25,363
Accumulated other comprehensive loss	—	(1)	(19)	(72)	(92)
Total common shareholders' equity	23,740	2,800	30,863	(20,890)	36,513
Noncontrolling interests	—	—	8,416	—	8,416
TOTAL EQUITY	23,740	2,800	39,279	(20,890)	44,929
TOTAL LIABILITIES AND EQUITY	$61,610	$6,725	$55,633	$3,716	$127,684

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$720	$57	$323	$398	$1,498
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	270	69	390	20	749
Nuclear fuel and other amortization	43	1	24	6	74
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	219	(539)	(320)
Foreign currency transaction gains	—	—	(2)	(49)	(51)
Deferred income taxes	168	6	(43)	166	297
Cost recovery clauses and franchise fees	(78)	(8)	—	—	(86)
Equity in losses (earnings) of equity method investees	—	—	(440)	—	(440)
Distributions of earnings from equity method investees	—	—	121	—	121
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(47)	4	(43)
Other – net	13	(114)	(116)	(22)	(239)
Changes in operating assets and liabilities:
Current assets	80	41	(540)	(26)	(445)
Noncurrent assets	(15)	6	(98)	(21)	(128)
Current liabilities	56	(29)	220	—	247
Noncurrent liabilities	(10)	(2)	18	52	58
Net cash provided by (used in) operating activities	1,247	27	29	(11)	1,292
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(1,350)	—	—	—	(1,350)
Capital expenditures of Gulf Power	—	(170)	—	—	(170)
Independent power and other investments of NEER	—	—	(2,999)	—	(2,999)
Nuclear fuel purchases	(25)	—	(32)	—	(57)
Other capital expenditures and other investments	—	—	—	1	1
Proceeds from sale or maturity of securities in special use funds and other investments	1,001	—	348	28	1,377
Purchases of securities in special use funds and other investments	(1,032)	—	(370)	(58)	(1,460)
Other – net	1	—	235	2	238
Net cash provided by (used in) investing activities	(1,405)	(170)	(2,818)	(27)	(4,420)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	184	—	81	4,351	4,616
Retirements of long-term debt	—	—	(28)	(404)	(432)
Net change in commercial paper	(1,024)	92	—	1,390	458
Repayments of other short-term debt	—	—	—	(200)	(200)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	74	—	74
Issuances of common stock/equity units – net	—	—	—	4	4
Dividends on common stock	—	—	—	(755)	(755)
Dividends & capital distributions from (to) parent – net	1,000	35	3,159	(4,194)	—
Other – net	(7)	(1)	80	(94)	(22)
Net cash provided by financing activities	153	126	3,366	98	3,743
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(5)	(17)	581	60	619
Cash, cash equivalents and restricted cash at beginning of period	96	64	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$91	$47	$1,423	$604	$2,165

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2020	FPL Segment	Gulf Power	NEER(a)	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$642	$40	$205	$(579)	$308
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	402	68	360	18	848
Nuclear fuel and other amortization	42	1	26	5	74
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	(204)	767	563
Foreign currency transaction gains	—	—	—	(39)	(39)
Deferred income taxes	212	5	(81)	(316)	(180)
Cost recovery clauses and franchise fees	—	(10)	—	—	(10)
Equity in losses (earnings) of equity method investees	—	—	390	—	390
Distributions of earnings from equity method investees	—	—	100	—	100
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(298)	1	(297)
Other – net	(16)	(7)	350	(16)	311
Changes in operating assets and liabilities:
Current assets	36	(4)	116	(6)	142
Noncurrent assets	(23)	13	(36)	(10)	(56)
Current liabilities	(53)	(29)	(181)	18	(245)
Noncurrent liabilities	(31)	(2)	3	15	(15)
Net cash provided by (used in) operating activities	1,211	75	750	(142)	1,894
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(1,394)	—	—	—	(1,394)
Capital expenditures of Gulf Power	—	(340)	—	—	(340)
Independent power and other investments of NEER	—	—	(1,492)	—	(1,492)
Nuclear fuel purchases	(42)	—	(15)	—	(57)
Other capital expenditures and other investments	—	—	—	(1)	(1)
Proceeds from sale or maturity of securities in special use funds and other investments	657	—	337	87	1,081
Purchases of securities in special use funds and other investments	(666)	—	(339)	(79)	(1,084)
Other – net	(13)	—	124	41	152
Net cash provided by (used in) investing activities	(1,458)	(340)	(1,385)	48	(3,135)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,557	1	94	2,701	4,353
Retirements of long-term debt	(284)	(1)	(28)	1	(312)
Net change in commercial paper	(1,271)	171	—	160	(940)
Proceeds from other short-term debt	—	—	—	1,625	1,625
Payments from related parties under a cash sweep and credit support agreement – net	—	—	48	—	48
Issuances of common stock/equity units – net	—	—	—	(57)	(57)
Dividends on common stock	—	—	—	(685)	(685)
Dividends & capital distributions from (to) parent – net	1,200	400	335	(1,935)	—
Other – net	(17)	(1)	127	(180)	(71)
Net cash provided by financing activities	1,185	570	576	1,630	3,961
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	6	—	6
Net increase (decrease) in cash, cash equivalents and restricted cash	938	305	(53)	1,536	2,726
Cash, cash equivalents and restricted cash at beginning of period	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$1,133	$374	$626	$1,701	$3,834

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.21

FPL Segment – 2020 Earnings Per Share	$0.33
New investment growth	0.03
Other and share dilution	0.01
FPL Segment – 2021 Earnings Per Share	$0.37

Gulf Power – 2020 Earnings Per Share	$0.02
Operations and maintenance reductions	0.005
Allowance for funds used during construction	0.002
Other	0.003
Gulf Power – 2021 Earnings Per Share	$0.03

NEER – 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.16
New investments	0.04
Existing generation and storage assets	(0.04)
Gas infrastructure	0.02
Customer supply and proprietary power & gas trading	(0.02)
Non-qualifying hedges impact	0.06
NEP investment gains – net	(0.01)
Gains on disposal of a business/assets	(0.13)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.14
Other, including other investment income, income taxes and share dilution	0.03
NEER – 2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.25

Corporate and Other – 2020 Earnings (Loss) Per Share	$(0.30)
Non-qualifying hedges impact	0.49
Other, including interest expense and share dilution	—
Corporate and Other – 2021 Earnings (Loss) Per Share	$0.19

2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.